Exhibit 99.2

Press Contact: Drew Guthrie Manager, Communications and Media Relations Phone: 212-859-7002 Fax: 212-859-5893 drew.guthrie@assurant.com	Investor Relations: Melissa Kivett Vice President Investor Relations Phone: 212-859-7029 Fax: 212-859-5893 melissa.kivett@assurant.com	Larry Cains Senior Vice President Investor Relations Phone: 212-859-7045 Fax: 212-859-5893 larry.cains@assurant.com
Assurant Extends Form 10-Q Filing Deadline
NEW YORK, August 16, 2005 — Assurant, Inc. (the “Company”) (NYSE: AIZ), today announced that it has filed notification with the Securities and Exchange Commission on Form 12b-25 pursuant to which the Company is seeking an extension of up to five days to file its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005. The Company’s preliminary unaudited financial results for the fiscal quarter ended June 30, 2005 will be included as part of a Form 8-K filed tomorrow with the Securities and Exchange Commission.
The quarterly report on Form 10-Q, which was due to be filed on August 15, 2005, is expected to be filed prior to or on August 22, 2005; however, there can be no assurance that the 10-Q will be filed on or prior to such date.
Assurant, which is traded on the New York Stock Exchange under the symbol AIZ, has over $20 billion in assets and $7 billion in annual revenue. www.assurant.com
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